Exhibit 10.1

AMENDMENT TO THE CALERES, INC.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

WHEREAS, Caleres, Inc. (“Company”) previously adopted the Caleres, Inc. Supplemental Executive Retirement Plan (“Plan”) for the benefit of eligible employees of the Company and its affiliates;

WHEREAS, Section III of the Plan describes the benefits for Executive Benefit Participants or their beneficiaries (“Executive Benefits”);

WHEREAS, Section IV of the Plan describes the benefits for Excess Benefit Participants or their beneficiaries (“Excess Benefits”);

WHEREAS, pursuant to subsection I of Section VII of the Plan, the Board of Directors of the Company reserved the right to amend the Plan; and

WHEREAS, the Company desires to amend the Plan effective December 31, 2022 (“Freeze Date”) in certain respects, including to freeze participation and all benefit accruals with respect to the Executive Benefit Participants.

NOW, THEREFORE, BE IT RESOLVED, that the Plan is amended effective as of the Freeze Date as follows:

1. Section II of the Plan is amended to add the following to the end thereof:

No individual shall become an Executive Benefit Participant in the Plan after December 31, 2022 (“Freeze Date”). An Executive Benefit Participant under the Plan as of the Freeze Date shall be entitled only to the lump sum actuarial equivalent of the benefits payable under the Plan as if the Executive Benefit Participant retired as of the Freeze Date, and determined using the same actuarial assumptions which are used in calculating benefits under the Retirement Plan at the time of the Freeze Date, and an Executive Benefit Participant shall not accrue or otherwise be entitled to any additional amount of benefits under the Plan following the Freeze Date.

2. Section III.A of the Plan is amended to add the following to the end thereof:

Notwithstanding any other provision in the Plan, effective as of the Freeze Date, no additional benefits shall accrue under the Plan (including Executive Benefits or Excess Benefits, benefits in connection with a Change of Control, or pre-retirement death benefits) with respect to Executive Benefit Participants under the Plan as of the Freeze Date. Effective as of the Freeze Date, the Company shall determine the lump sum actuarial equivalent of the benefits payable under the Plan with respect to an Executive Benefit Participant as if the Executive Benefit Participant retired (or died, as applicable) as of the Freeze Date, determined using the actuarial assumptions which are used in calculating benefits under the Retirement Plan for an Annuity Starting Date (as defined in the Retirement Plan) during the 2022 plan year, and an Executive Benefit Participant (or his or her beneficiary, as applicable) shall be entitled only to such lump sum amount under the Plan determined as of the Freeze Date. For the avoidance of doubt, an Executive Benefit Participant shall not accrue or otherwise be entitled to any additional amount under the Plan. The time and form of payment of such frozen benefit shall be determined in accordance with the terms of the Plan, including Section V hereof, provided that the amount of the benefit shall be determined in accordance with the foregoing and interest shall accumulate beginning on the Participant’s separation from service until the payment date only and no interest thereon shall accumulate otherwise.

3. Section V of the Plan is amended to add the following new subsection D to the end thereof:

D. Notwithstanding anything herein to the contrary, effective as of the Freeze Date, no additional benefits shall accrue under the Plan (including Executive Benefits or Excess Benefits, benefits in connection with a Change of Control, or pre-retirement death benefits) with respect to Executive Benefit Participants under the Plan as of the Freeze Date. The amount of the frozen benefit determined in accordance with Section III.A of the Plan as of the Freeze Date shall not accumulate interest to the payment date hereunder, except as provided in Section III.A, and no Credited Service under the Retirement Plan shall be accrued or taken into account for purposes of this Plan after the Freeze Date. An Executive Benefit Participant’s frozen benefit otherwise shall be paid at the time and in the form set forth under the terms of the Plan, including Section V hereof.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed on its behalf as of this 22nd day of December, 2022.

/s/ Thomas C. Burke
Thomas C. Burke
Senior Vice President, General Counsel and Secretary